UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2006

Ortec International, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 13, 2006 we entered into an agreement with our manufacturing and marketing partner, Cambrex Bio Science Walkersville, Inc. (CBSW) whereby for the six-month period January 1 to June 30, 2006 the $132,612 monthly charges we incur for rental of a production suite used to produce OrCel® at their Maryland facility, CBSW has agreed to accept 736,733 shares of our common stock monthly in lieu of a cash payment. During the term of the agreement we will issue an aggregate of 4,420,398 common shares in lieu of cash payment of Cambrex’s monthly charges aggregating $795,672. We will also issue a three-year warrant commencing July 1, 2006 to purchase 1,105,100 shares of our common stock at $0.75 per share. Each of these securities will carry certain registration rights. The agreement described above is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Item 3.02 Unregistered Sales of Equity Securities

See section 1.01 above for details relating to Unregistered Sales of Equity Securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ortec International, Inc. (Registrant)

Date: February 14, 2006	By:	/s/ Alan Schoenbart
Chief Financial Officer

EXHIBIT INDEX

EX-10.1	Agreement dated February 13, 2006 between Ortec International, Inc. and Cambrex Bio Science Walkersville, Inc.

EX-10.2	Warrant to Cambrex Bio Science Walkersville, Inc. commencing July 1, 2006.